SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2004

EL POLLO LOCO, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-115486	33-0377527
(Commission File Number)	(IRS Employer Identification No.)

3333 Michelson Drive, Suite 550

Irvine, California 92612

(Address of principal executive offices)

(949) 399-2000

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.

On November 10, 2004, we held a call with certain investors in our notes to discuss our third quarter results. On that call, we stated that our advertising expense during the third quarter was slightly more than 4% of company-operated restaurant revenue and that we expect our advertising expense during the fourth quarter to be below 4% of company-operated restaurant revenue. Before the call, we issued a press release regarding our third quarter results, a copy of which was furnished with our Current Report on Form 8-K dated November 10, 2004. The press release did not include balance sheets or cash flow statements because they were in the process of being finalized. In connection with the investor call discussed above, our condensed balance sheets dated December 31, 2003 and September 30, 2004 and condensed statements of cash flows for the 39 weeks ended September 30, 2003 and September 30, 2004 were inadvertently released to some of the investors given an opportunity to participate in the call. Furnished herewith as Exhibit 99.1 are our final condensed balance sheets dated December 31, 2003 and September 30, 2004 and condensed statements of cash flows for the 39 weeks ended September 30, 2003 and September 30, 2004. The condensed statement of cash flows for the 39 weeks ended September 30, 2004 contains corrections to classifications and immaterial adjustments to the draft inadvertently sent to the investors.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Condensed Balance Sheets dated December 31, 2003 and September 30, 2004 and Condensed Statements of Cash Flows for the 39 weeks ended September 30, 2003 and September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL POLLO LOCO, INC.

Date: November 12, 2004	By:	/s/ JOSEPH STEIN
	Name:	Joseph Stein
	Title:	Chief Financial Officer